Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE	May 16, 2006

For more information:

Media	Investors
Patricia Vernon	888-901-7286
905-863-1035	905-863-6049
patricve@nortel.com	investor@nortel.com
Nortel Provides Status and Outlook Update
TORONTO — Nortel Networks* Corporation [NYSE/TSX:NT] and its principal operating subsidiary, Nortel Networks Limited (“NNL”), today provided a status update pursuant to the alternate information guidelines of the Ontario Securities Commission (“OSC”). These guidelines contemplate that the Company and NNL will normally provide bi-weekly updates on their affairs until such time as they are current with their filing obligations under Canadian securities laws.
Outlook(a)
Commenting on the Company’s financial expectations, Peter Currie, executive vice president and chief financial officer, Nortel, said, “We expect strong revenue momentum for the rest of 2006, resulting in high single digit growth for the full year 2006 compared to 2005. For the full year, we expect gross margin to be around 40% as a percentage of revenue and operating expenses to be flat to up slightly from 2005, with foreign exchange and growth related expenses off-setting productivity and efficiencies. For the first quarter of 2006, we expect revenues to be flat to down slightly and a slightly higher loss compared to the first quarter of 2005.”
The Company continues to expect to file its and NNL’s first quarter 2006 Quarterly Reports on Form 10-Q, and the corresponding filings under Canadian securities laws, no later than the week of June 5, 2006.
As previously announced, the Company will hold a teleconference/audio webcast today at 8:30 a.m. ET to discuss this release and provide a business update. Details of the call are set out below.

(a)	The Company’s financial outlook contains forward-looking information and, as such, is based on certain assumptions, and is subject to important risks and uncertainties (which are summarized in italics at the end of this press release) that could cause actual results or events to differ materially from this outlook.
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The Company and NNL reported that there have been no material developments in the matters reported in the March 10, 2006 press release and their status updates of March 23, April 6, April 20 and May 4, 2006, except for the Company’s press releases “Flextronics, Nortel Complete Transfer of Calgary Manufacturing Operations and Related Assets” and “Nortel Announces Waivers and Amendments under Credit and Support Facilities”, each dated May 9, 2006, and the matters described above.
The Company’s and NNL’s next bi-weekly status update is expected to be released during the week of May 29, 2006.

About Nortel
Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Our next-generation technologies, for both service providers and enterprises, span access and core networks, support multimedia and business-critical applications, and help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people with information. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.
Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities legislation. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different.
Nortel has made various assumptions in the preparation of its financial outlook in this press release, including the following company specific assumptions: no further negative impact to Nortel’s results of operations, financial condition and liquidity arising from Nortel’s restatements of its financial results; Nortel’s prices increasing at or above the rate of price increases for similar products in geographic regions in which Nortel sells its products; increase in sales to Nortel’s enterprise customers and wireless service provider customers in the Asia Pacific region as a result of Nortel’s joint venture with LG Electronics Inc.; anticipated growth in sales to enterprise customers, including the full year impact to Nortel’s revenues from its acquisition of PEC Solutions, Inc., (now Nortel Government Solutions Incorporated); improvement in Nortel’s product costs due to favorable supplier pricing substantially offset by higher costs associated with initial customer deployments in emerging markets; cost reductions resulting from the completion of Nortel’s significant financial restatement exercise related to its restatements and 2004 restructuring plan; a moderate increase in costs over 2005 related to investments in the finance organization and remedial measures related to Nortel’s material weaknesses in internal controls; increased employee costs relative to expected cost of living adjustments and employee bonuses offset by a significant reduction in executive recruitment and severance costs incurred in 2005; and the effective execution of Nortel’s strategy. Nortel has also made certain macroeconomic and general industry assumptions in the preparation of its financial guidance including: a modest growth rate in the gross domestic product of global economies in the range of 3.2% which is unchanged from the growth rate in 2005; global service provider capital expenditures in 2006 reflecting flat to low single digit growth as compared to low double digit growth in 2005; a general increase in demand for broadband access, data traffic and wireless infrastructure and services in emerging markets with the rate of growth in developed markets beginning to slow; and a moderate impact as a result of expected industry consolidation among service providers in various geographic regions, particularly in North America and EMEA. The above assumptions, although considered reasonable by Nortel at the date of this press release, may prove to be inaccurate and consequently Nortel’s actual results could differ materially from its expectations set out in this press release.
Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s restatements and related matters including: Nortel’s most recent restatement and two previous restatements of its financial statements and related events; the negative impact on Nortel and NNL of their most recent restatement and delay in filing their financial statements and related periodic reports (including the anticipated delay in filing the Quarterly Reports on Form 10-Q for the first quarter of 2006) causing them to breach their public debt indentures and obligations under their credit facilities with the possibility that the holders of their public debt or NNL’s lenders would seek to accelerate the maturity of that debt, and causing a breach of NNL’s support facility with EDC with the possibility that EDC would refuse to issue additional support under the facility, terminate its commitments under the facility or require NNL to cash collateralize all existing support; legal judgments, fines, penalties or settlements, or any substantial regulatory fines or other penalties or sanctions, related to the ongoing regulatory and criminal investigations of Nortel in the U.S. and Canada; any significant pending civil litigation actions not encompassed by Nortel’s proposed class action settlement; any substantial cash payment and/or significant dilution of Nortel’s existing equity positions resulting from the finalization and approval of its proposed class action settlement, or if such proposed class action settlement is not finalized, any larger settlements or awards of damages in respect of such class actions; any unsuccessful remediation of Nortel’s material weaknesses in internal control over financial reporting resulting in an inability to report Nortel’s results of operations and financial condition accurately and in a timely manner; the time required to implement Nortel’s remedial measures; Nortel’s inability to access, in its current form, its shelf registration filed with the United States Securities and Exchange Commission (SEC), and Nortel’s below investment grade credit rating and any further adverse effect on its credit rating due to Nortel’s restatement of its financial statements; any adverse affect on Nortel’s business and market price of its publicly traded securities arising from continuing negative publicity related to Nortel’s restatements; Nortel’s potential inability to attract or retain the personnel necessary to achieve its business objectives; any breach by Nortel of the continued listing requirements of the NYSE or TSX causing the NYSE and/or the TSX to commence suspension or delisting procedures; any default in Nortel’s filing obligations extending beyond July 15, 2006 for the First Quarter 2006 Form 10-Qs, causing any Canadian securities regulatory authority to impose an order to cease all trading in Nortel’s securities within the applicable jurisdiction or to impose such an order sooner if Nortel fails to comply with the alternate information guidelines of such regulatory authorities; (ii) risks and uncertainties relating to Nortel’s business including: yearly and quarterly fluctuations of Nortel’s operating results; reduced demand and pricing pressures for its products due to global economic conditions, significant competition, competitive pricing practice, cautious capital spending by customers, increased industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material and adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong or because of certain barriers in its efforts to expand internationally; any reduction in Nortel’s operating results and any related volatility in the market price of its publicly traded securities arising from any decline in its gross margin, or fluctuations in foreign currency exchange rates; any negative developments associated with Nortel’s supply contract and contract manufacturing agreements including as a result of using a sole supplier for key optical networking solutions components, and any defects or errors in Nortel’s current or planned products; any negative impact to Nortel of its failure to achieve its business transformation objectives; additional valuation allowances for all or a portion of its deferred tax assets; Nortel’s failure to protect its intellectual property rights, or any adverse judgments or settlements arising out of disputes regarding intellectual property; changes in regulation of the Internet and/or other aspects of the industry; Nortel’s failure to successfully operate or integrate its strategic acquisitions, or failure to consummate or succeed with its strategic alliances; any negative effect of Nortel’s failure to evolve adequately its financial and managerial control and reporting systems and processes, manage and grow its business, or create an effective risk management strategy; and (iii) risks and uncertainties relating to Nortel’s liquidity, financing arrangements and capital including: the impact of Nortel’s most recent restatement and two previous restatements of its financial statements; any acceleration under their public debt indentures and credit facilities, which may result in Nortel and NNL being unable to meet their respective payment obligations; any inability of Nortel to manage cash flow fluctuations to fund working capital requirements or achieve its business objectives in a timely manner or obtain additional sources of funding; high levels of debt, limitations on Nortel capitalizing on business opportunities because of credit facility covenants, or on obtaining additional secured debt pursuant to the provisions of indentures governing certain of Nortel’s public debt issues and the provisions of its credit facilities; any increase of restricted cash requirements for Nortel if it is unable to secure alternative support for obligations arising from certain normal course business activities, or any inability of Nortel’s subsidiaries to provide it with sufficient funding; any negative effect to Nortel of the need to make larger defined benefit plans contributions in the future or exposure to customer credit risks or inability of customers to fulfill payment obligations under customer financing arrangements; any negative impact on Nortel’s ability to make future acquisitions, raise capital, issue debt and retain employees arising from stock price volatility and further declines in the market price of Nortel’s publicly traded securities, or any future share consolidation resulting in a lower total market capitalization or adverse effect on the liquidity of Nortel’s common shares. For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K/A and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.
Nortel will host a teleconference/audio webcast to present a Business Update.
TIME:     8:30 AM – 9:30 AM ET on Tuesday, May 16, 2006.
To participate, please call the following at least 15 minutes prior to the start of the event.

Teleconference:		Webcast:
North America:	1-888-211-4395	www.nortel.com/businessupdate
International:	1-212-271-4505

Replay:
(Available one hour after the conference)
North America:	1-800-383-0935	Passcode: 21291478#
International:	1-402-530-5545	Passcode: 21291478#
Webcast:	www.nortel.com/businessupdate